Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter and Full Year Ended December 31, 2022
February 21, 2023
NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter and full year ended December 31, 2022. Regarding fourth quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “We are pleased with our results this quarter with increased net interest margin over the prior quarter, a strong liquidity position and positive asset management resolutions. Our early recognition of the challenges facing the commercial real estate market resulted in stable CECL reserves quarter over quarter, and we have confidence that the strength of the entire TPG platform will enable us to opportunistically lend into a more attractive market in 2023.”
FOURTH QUARTER 2022 ACTIVITY
•Recognized GAAP net income attributable to common stockholders of $32.6 million, or $0.42 per common share (based on a basic and diluted weighted average share count of 77.4 million common shares), and book value per common share of $14.48 on December 31, 2022.
•Declared on December 9, 2022 a cash dividend of $0.24 per share of common stock which was paid on January 25, 2023 to common stockholders of record as of December 29, 2022. The Company paid on December 30, 2022 to stockholders of record as of December 20, 2022 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Originated one first mortgage loan with a total loan commitment of $87.0 million, an initial unpaid principal balance of $59.0 million, an interest rate of Term SOFR plus 5.25%, an interest rate floor of 2.50% and a loan-to-value ratio of 60.8%. Additionally, funded $39.3 million of future funding obligations associated with previously originated loans.
•During the three months ended December 31, 2022, sold an office property at a price approximately equal to its carrying value of $78.6 million after converting the loan to REO in the same period.
•Received loan repayments of $336.5 million, including five full loan repayments totaling $294.4 million, comprised of the following property types: 64.3% hotel, 22.5% multifamily and 13.2% office.
•Weighted average risk rating of the Company’s loan portfolio was 3.2 as of December 31, 2022, unchanged from September 30, 2022.
•Carried at quarter-end an allowance for credit losses of $214.6 million, a decrease of $11.1 million from $225.6 million as of September 30, 2022. Of the $214.6 million allowance for credit losses, $84.5 million relates to the Company’s specific reserve. The quarter-end allowance equals 395 basis points of total loan commitments as of December 31, 2022 compared to 390 basis points as of September 30, 2022.
•Ended the quarter with $590.9 million of total liquidity, comprised of: $231.7 million of cash-on-hand available for investment, net of $22.4 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $38.4 million; undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $1.3 million; and $297.2 million of reinvestment capacity in the Company’s CRE CLOs. Additionally, the Company held unencumbered loan investments with an aggregate unpaid principal balance of $5.6 million as of December 31, 2022.
•Non-mark-to-market debt represented 73.5% of total borrowings at December 31, 2022.
•Increased the capacity of the secured revolving credit facility by $40.0 million to $290.0 million.
•Weighted average interest rate floor for loan investments was 85 basis points as of December 31, 2022, unchanged from September 30, 2022. The Company’s assets and liabilities are fully rate-sensitive.
•Rate caps on substantially all of the Company’s loans had a weighted average strike of 2.71% at December 31, 2022 as compared to 2.87% at September 30, 2022.

FULL YEAR 2022 ACTIVITY
•Recognized GAAP net (loss) attributable to common stockholders of ($73.6) million, or ($0.95) per common share, based on a basic and diluted weighted average share count of 77.3 million common shares.
•Declared cash dividends of $75.1 million, or $0.96 per common share, representing a 14.1% annualized dividend yield based on the December 30, 2022 closing price of $6.79, and a 6.6% annualized dividend yield based on the December 31, 2022 book value per common share of $14.48.
•Originated 18 and acquired at a discount 5 performing first mortgage loans with total loan commitments of $1.7 billion, an aggregate initial unpaid principal balance of $1.5 billion, a weighted average interest rate of the applicable benchmark rate plus 3.77%, a weighted average interest rate floor of 0.72% and a weighted average loan-to-value ratio of 65.3%. Additionally, funded $145.2 million of future funding obligations associated with previously originated loans.
•Received loan repayments of $1.5 billion, including full loan repayments of $1.3 billion on 21 loans, comprised primarily of the following property types: 35.5% hotel and 34.3% office.
•Issued TRTX 2022-FL5, a $1.075 billion managed CRE CLO with $907.0 million of investment-grade bonds outstanding, a two-year reinvestment period, an advance rate of 84.4%, and a weighted average interest rate at issuance of Compounded SOFR plus 2.02%, before transaction costs.
•Redeemed $600.0 million of outstanding investment-grade bonds associated with TRTX 2018-FL2. The 17 collateral interests with an aggregate unpaid principal balance of $805.7 million financed therein were refinanced by the issuance of TRTX 2022-FL5 and the expansion of an existing secured credit agreement.
•Amortized $401.7 million of bonds associated with TRTX 2019-FL3 using proceeds from loan repayments.
•Closed a $250.0 million, secured revolving credit facility with a syndicate of 5 banks to provide interim funding of up to 180 days for newly-originated and existing loans, which was subsequently increased to $290.0 million. The credit facility has a 3-year term and an interest rate of Term SOFR plus 2.00%.
•Closed four separate non-mark-to-market asset-specific financing arrangements with total commitments of $726.3 million and an outstanding principal balance of $565.4 million, increasing non-market-to-market financing to 73.5% from 70.4% as of December 31, 2021.
•Carried a CECL reserve of $214.6 million as of December 31, 2022, compared to $46.2 million as of December 31, 2021.
•Recognized credit loss expense of $173.0 million, or $2.23 per basic and diluted common share.

SUBSEQUENT EVENTS
•Closed, or is in the process of closing, two first mortgage loans with a total commitment amount of $123.8 million and initial funding of $111.4 million. The first mortgage loans are secured by a hotel and a portfolio of industrial properties.
•Received a repayment in-full of a first mortgage loan secured by an office property with an aggregate loan commitment and unpaid principal balance of $35.2 million and $30.4 million, respectively.
The Company issued a supplemental presentation detailing its fourth quarter and full year 2022 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, February 22, 2023. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, February 22, 2023 through 11:59 p.m. ET on Wednesday, March 8, 2023. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13734670. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.
FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to generate future growth and deliver value and returns, and the Company’s ability to provide effective financing solutions for borrowers are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
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